EXHIBIT 23.5

CONSENT OF MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (the “Registration Statement”), being filed by Capitol Bancorp Ltd. pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our opinions included as Exhibit 5 and Exhibit 8 to the Registration Statement on Form S-4 (No. 333-112105) (the “Prior Registration Statement”) and to the references to our firm name under the caption “Legal Matters” in the proxy statement/prospectus included in the Prior Registration Statement and incorporated by reference into the Registration Statement.

/s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

May 3, 2004